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                                                                      EXHIBIT 12



                                 ANIXTER INC.
                     COMPUTATION OF RATIO OF EARNINGS TO
                         FIXED CHARGES (IN THOUSANDS,
                                EXCEPT RATIOS)



                                                                           Fiscal Year Ended
                                          Six Months           ------------------------------------------
                                            Ended
                                        June 28, 1996          1995      1994      1993     1992      1991
                                        -------------          ----      ----      ----     ----      ----

 Earnings

    Income before income taxes......   $29,420               $ 78,726   $55,400   $27,037   $16,457  $ 6,968

    Add:  Fixed charges
          identified below..........    21,156                 36,407    28,157    36,361    27,799   35,533
                                       -------               --------   -------   -------   -------  -------
    Adjusted earnings...............   $50,576               $115,133   $83,557   $63,398   $44,256  $42,501
                                       =======               ========   =======   =======   =======  =======

 Fixed Charges
    Interest expense................   $15,320               $ 26,507   $20,468   $29,398   $21,562  $28,956

    Interest portion of rent
      expense.......................     5,836                  9,900     7,689     6,963     6,237    6,577
                                       -------               --------   -------   -------   -------  -------
    Adjusted fixed charges..........   $21,156               $ 36,407   $28,157   $36,361   $27,799  $35,533
                                       =======               ========   =======   =======   =======  =======

 Ratio of earnings to fixed
    charges.........................       2.4                    3.2       3.0       1.7       1.6      1.2